EXHIBIT 99.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of SangStat Medical Corporation (the “Company”) for the quarterly period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jean-Jacques Bienaimé, as Chairman of the Board of Directors, President and Chief Executive Officer of the Company, and Stephen G. Dance, as Senior Vice President, Finance of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jean-Jacques Bienaimé
Jean-Jacques Bienaimé
Chairman of the Board of Directors, President and Chief Executive Officer
Date: November 12, 2002

/s/ Stephen G. Dance
Stephen G. Dance
Senior Vice President, Finance
Date: November 12, 2002

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.